                                                                       EXHIBIT 2


                        FORM OF SECURED PROMISSORY NOTE


THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS EXCHANGE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT DATED AS OF JULY __, 2003, BY AND BETWEEN SILICON VALLEY BANK AND WARBURG PINCUS PRIVATE EQUITY VIII, L.P., IN ITS CAPACITY AS COLLATERAL AGENT.


                            SECURED PROMISSORY NOTE


$____________                                                      July __, 2003


                  FOR VALUE RECEIVED, Proxim Corporation, a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of __________________ (the "Holder" or the "Lender"), having an address at
____________________, at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the original aggregate principal sum of ______________ ($________.00), together with interest on the unpaid principal balance of this Note outstanding at a rate per annum equal to twenty-five percent (25%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum and continuing on the outstanding principal until this Note is exchanged or paid in full. All payments of principal and interest by the Maker under this Note, including without limitation amounts payable pursuant to Section 7(b), shall be made in cash in immediately available funds on the Maturity Date (as defined in Section 1 below).

                  From and after the Maturity Date, every amount due and owing under this Note shall bear interest at an annual rate of thirty percent (30%) (the "Default Interest Rate"). Commencing after the Maturity Date, any accrued but unpaid interest on this Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

         1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

                  "Business Day" shall mean any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

                  "Call Right" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Change of Control" shall have the meaning ascribed to such term in the Form of Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock, attached as Exhibit C to the Purchase Agreement.

                  "Collateral" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "Collateral Agent" shall mean Warburg Pincus Private Equity VIII, L.P.

                  "Common Stock" shall mean the class A common stock, par value $.01 per share, of the Maker.

                  "Default Interest Rate" shall have the meaning ascribed to such term in the second paragraph herein.

                  "Event of Default" shall have the meaning ascribed to such term in Section 6(a) herein.

                  "Exchange Date" shall mean the Second Closing Date (as defined in the Purchase Agreement).

                  "Holder" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Incremental Interest" shall have the meaning ascribed to such term in Section 6(b) herein.

                  "Lender" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Loan Document" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Maker" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Material Adverse Change" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Maturity Date" shall mean the earliest of (i) the date on which any Event of Default shall have occurred and be continuing, (ii) any date, occurring at least 30 days after the Negative Vote Date, on which the Holder shall have demanded payment of this Note and (iii) December 31, 2003.

                  "Negative Vote Date" shall mean the date on which the Maker's stockholders reject or fail to approve for any reason the Special Meeting Proposals at the Special Meeting.

                  "Note" and "Notes" shall have the meaning ascribed to such term in Section 2 herein.

                  "Obligations" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Pledge and Security Agreement" shall mean the Pledge and Security Agreement, dated as of July __, 2003, between the Maker and the Collateral Agent.

                  "Preferred Stock" shall mean the shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Maker.

                  "Pro Rata Percentage" shall have the meaning ascribed to such term in Section 6(b) herein.

                  "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of July 22, 2003 and as amended, between the Maker and the other parties named therein.

                  "Special Meeting" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Special Meeting Proposals" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Warrants" shall have the meaning ascribed to such term in the Purchase Agreement.

         2. Securities Purchase Agreement. This Secured Promissory Note (this "Note") is one of the several secured promissory notes of the Maker (the "Notes") referred to in the Purchase Agreement. The Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. The Note is transferable and assignable to any person to whom such transfer is permissible under applicable law. The Maker agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement Note if the Note is lost, stolen, mutilated or destroyed.

         3. Security. As collateral for the satisfaction of and payment in full of the Maker's Obligations, including the repayment in full of the principal of premium, if any, and interest (including Incremental Interest, if any) on this Note, and all costs of enforcement hereof and thereof, the Maker has granted to the Holder, pursuant to the Pledge and Security Agreement and any intellectual property security agreement executed by the Maker and the Collateral Agent, security interests in the Collateral. As further set forth in the Pledge and Security Agreement, the security interests created thereunder are continuing security interests and shall remain in effect until the earlier of
(i) the indefeasible payment in full of the Obligations and (ii) the date this
Note is exchanged for shares of Preferred Stock and Warrants pursuant to the Purchase Agreement.

         4. Payments. This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty after, and only after, the Negative Vote Date; provided, however, that if a Change of Control occurs prior to the Exchange Date, then this Note shall not be prepayable in whole or in part. Any voluntary or mandatory prepayment of this Note shall be applied first to the payment of interest accrued and unpaid on this Note and second to the payment of principal. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest on this Note shall be paid in full on the Maturity Date.

         5. Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         6.       Event of Default.

                  (a)      The Maker agrees that:

                  (i) upon the failure to pay when due the principal balance and accrued interest hereunder;

                  (ii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision contained or referred to in Section 5.11(a)(i), 5.11(b) (as to corporate existence) or 5.12 of the Purchase Agreement;

                  (iii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision (other than those referred to in Section 6(a)(i) or 6(a)(ii) herein) contained or referred to in any other Section of this Note or any other Loan Document and such failure shall not have been fully corrected within ten (10) days after the Maker's receipt from the Holder of written notice that the specified possible default is to be remedied or ten days after the Maker shall become aware thereof or if the failure cannot be cured within ten (10) days after the Maker's attempts in such ten (10)-day period, and the failure may be cured within a reasonable time, then the Maker shall have an additional period of not more than ten (10) days to attempt to cure the failure;

                  (iv) if any representation, warranty or statement made by Maker in or pursuant to this Note or any other Loan Document shall be false or incorrect in any material respect when made;

                  (v) if the Maker (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets or upon the commencement against the Maker of any involuntary proceeding of the kind described in this paragraph;

                  (vi) upon the acceleration of any other indebtedness of the Maker for borrowed money that has an outstanding principal amount in excess of $1,000,000;

                  (vii) upon the rendering of a judgment or judgments involving an amount in excess of $2,500,000 and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

                  (viii) subject to Section 6(b)(ii), upon a Change of Control;

                  (ix) if prior to the Special Meeting, the Maker shall issue, or agree to issue, in a transaction exempt from registration under the Act shares of Common Stock, or Common Stock equivalents, in an amount in excess of 15% of the shares of Common Stock then outstanding, other than pursuant to the Purchase Agreement;

                  (x)      upon the occurrence of a Material Adverse Change;

                  (xi) if any lien created by the Loan Documents shall cease to be effective; or

                  (xii) if the Maker's Board of Directors or a special committee thereof withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals in accordance with Section 5.7 of the Purchase Agreement,

(any of (i) through (xii), an "Event of Default"), all unpaid principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Maker.

                  (b) In addition to the remedies set forth in Section 6(a) above: (i) if the Maker's Board of Directors withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals, the Maker shall pay to the Holder in immediately available funds, in addition to any other amounts, whether principal or interest, due hereon, incremental interest as liquidated damages in an amount in cash equal to the Holder's Pro Rata Percentage of $1,000,000 ("Incremental Interest"), payable within two (2) Business Days of such withdrawal or modification; and (ii) upon the occurrence of a Change of Control, one hundred fifty percent (150%) of all unpaid principal and accrued but unpaid interest under this Note shall become immediately due and payable upon demand by the Holder and presentment by the Holder of the Note to the Maker. For purposes hereof, the term "Pro Rata Percentage" shall mean with respect to the Holder a percentage equal to a fraction, the numerator of which is the aggregate principal amount of this Note and the denominator of which is the aggregate principal amount of all of the Notes then outstanding.

                  (c) As further set forth in the Pledge and Security Agreement, and in addition to the remedies set forth in Section 6(a) and Section 6(b) above, upon the occurrence and continuance of an Event of Default, the Collateral Agent shall have all the rights and remedies as a secured party under the Uniform Commercial Code of the State of New York.

         7. Additional Remedies Upon Default. Notwithstanding anything to the contrary contained herein, upon an Event of Default hereunder, and during the continuation thereof, and subject to the provisions of the Loan Documents, the Holder may exercise any other right, power or remedy as may be provided herein or in any other Loan Document or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Maker for any amount due either before, during or after any proceedings for the enforcement of any of the Collateral or any realization upon any of the foregoing.

         8. Amendment. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         9. Costs. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

         10. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         11. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.


                                        PROXIM CORPORATION


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:




                             [Note Signature Page]